Exhibit 10.1

April 28, 2023

Mr. Yaniv Blumenfeld
c/o Safe & Green Holdings Corp.
990 Biscayne Blvd
#501, Office 12
Miami, FL 33132

Re: Appointment as SGBX Board Observer

Dear Yaniv:

In connection with your appointment on April 28, 2023 as a director of Safe and Green Development Corporation (“SG DevCo”), and voluntary resignation from your position as a member of the Board of Directors (the “Board”) of Safe & Green Holdings Corp. (the “Company”), we hereby agree to invite you to attend and participate in all meetings of the Company’s Board in a nonvoting observer capacity.

In this respect, we will provide you with (i) written notice of, agendas and participation details for such meetings and (ii) copies of all notices, minutes, consents, and other materials, in each case, that we provide to the members of the Board at the same time and in the same manner as provided to such members; provided, however, that we reserve the right to withhold any information and to exclude you from any meeting or portion thereof if the Board determines in good faith and based upon the advice of outside counsel that access to such information or attendance at such meeting could (x) adversely affect the attorney-client privilege between the Company and its counsel, (y) result in a conflict of interest or (z) adversely affect the Company’s ability to maintain any trade secret and you are notified in advance of any such withholding or exclusion.

You shall not, solely by virtue of your capacity as a nonvoting observer, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or any of its affiliates or subsidiaries or its or their respective equityholders or any other person or any duties (fiduciary or otherwise) otherwise applicable to the members of the Board.

The Company’s obligations hereunder are contingent upon you: (i) entering into a confidentiality agreement with the Company, in form and substance acceptable to us, and (ii) agreeing, solely in your capacity as a Board observer, to be bound by the Company’s insider trading and window policies then in effect and applicable to members of the Board.

990 Biscayne Blvd, Floor 5

Miami, FL 33132

The rights set forth herein shall continue in effect so long as you are serving as a member of the board of directors of SG DevCo, and shall terminate upon the termination of your service as a director of SG DevCo.

SAFE & GREEN HOLDINGS CORP.

By:	/s/ Paul Galvin
Name:	Paul Galvin
Title:	Chairman and CEO

ACKNOWLEDGED AND AGREED:

/s/ Yaniv Blumenfeld
Yaniv Blumenfeld

990 Biscayne Blvd, Floor 5

Miami, FL 33132